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EXHIBIT 23.2

[LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as an expert, its reserve reports at December 31, 2001 and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 2001 for EXCO Resources, Inc., a Texas corporation, that was derived from our reserve reports incorporated by reference in the Registration Statement Form S-2/A on Form S-3 (No. 333-49135) and related Prospectus, the Registration Statement Form S-3 (No. 333-60462) and related Prospectus, the Registration Statement Form S-3 (No. 333-70342) and related Prospectus, and Registration Statement Form S-8 (No. 333-59596) and related Prospectus and Registration Statement Form S-8 (No. 333-64331) and related Prospectus.

                      LEE KEELING AND ASSOCIATES, INC.

                      By: /s/  KENNETH RENBERG

                      Kenneth Renberg

Tulsa, Oklahoma
March 18, 2002

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  EXHIBIT 23.2
[LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS